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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): February 13, 2003



                         TOLLGRADE COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)



       000-27312                                           25-1537134
(Commission File Number)                       (IRS Employer Identification No.)



                  493 NIXON ROAD, CHESWICK, PENNSYLVANIA, 15024
                    (Address of Principal Executive Offices)


                                 (412)-820-1400
               (Registrant's Telephone Number Including Area Code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 13, 2003, Tollgrade Communications, Inc. ("Tollgrade") completed the acquisition of certain assets, including inventory, equipment and other fixed assets, software and other intellectual property and contract rights, and agreed to assume certain liabilities of Acterna, LLC ("Acterna") related to its Cheetah(TM) status and performance monitoring product line for a purchase price of $14.3 million in cash. In addition to this initial purchase price, Tollgrade agreed to pay to Acterna contingent purchase consideration of up to $2.4 million payable during the first half 2004; such contingent consideration is determinable pursuant to an earnout based on certain 2003 performance targets for the acquired assets. The aggregate purchase price was arrived at by negotiation among the parties. Tollgrade used available cash and short-term investments to finance the acquisition.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) The financial statements of the acquired Cheetah business will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

         (b) The pro forma financial information of Tollgrade reflecting the Cheetah business acquisition will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must filed.

         (c) Exhibits.

         Exhibit 2.1 Asset Purchase Agreement, by and between Tollgrade Communications, Inc. and Acterna, LLC, dated February 13, 2003.

         Exhibit 99.1    Press release dated February 13, 2003.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      TOLLGRADE COMMUNICATIONS, INC.
                                      (Registrant)



                                      By  /s/ Christian L. Allison
                                         ---------------------------------------
                                         Christian L. Allison
Date:  February 27, 2003                 Chief Executive Officer




















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                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-X)

EXHIBIT
NUMBER       DESCRIPTION AND METHOD OF FILING
-------      --------------------------------

  2.1 Asset Purchase Agreement, by and between Tollgrade Communications, Inc. and Acterna, LLC., dated as of February 13, 2003
             (excluding Exhibits and Schedules), filed herewith.

 99.1        Press release dated February 13, 2003, filed herewith.